Exhibit 99.1

Epizyme Elects Kenneth Bate to Board of Directors

Cambridge, Mass., December 12, 2014 – Epizyme, Inc. (NASDAQ: EPZM), a clinical stage biopharmaceutical company creating innovative personalized therapeutics for patients with genetically defined cancers, today announced that Kenneth Bate, an independent consultant in the biotechnology industry, has been elected to the Company’s board of directors.

“We are very pleased with the election of Kenneth Bate to our board of directors,” said Robert J. Gould, Ph.D., Epizyme’s President and Chief Executive Officer. “His extensive operational, financial, commercial and transactional experience within the biotechnology industry will provide valuable guidance as we continue to advance our clinical programs and pipeline and build Epizyme into a fully integrated oncology company.”

Mr. Bate is currently an independent consultant in the biotechnology field. From 2009 to 2012, Mr. Bate served as President and Chief Executive Officer of Archemix, Inc., or Archemix, a privately-held biotechnology company. Prior to Archemix, from 2006 to 2009, Mr. Bate served in various positions at NitroMed, Inc., a pharmaceutical company, most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate served as Chief Financial Officer of Millennium Pharmaceuticals, where he headed the commercial organization. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, he was with Biogen Inc., a biotechnology company, first as their Chief Financial Officer, and then as head of the commercial organization responsible for launching the multiple sclerosis business.

Mr. Bate serves on the board of directors of four other public biopharmaceutical companies, AVEO Pharmaceuticals, Inc., BioMarin Pharmaceuticals, Inc., Genocea Biosciences, Inc. and Cubist Pharmaceuticals, Inc., where he is the chairman of the board of directors. He is also a member of the board of directors of Catabasis Pharmaceuticals, Inc., a privately-held biotherapeutics company, and TransMedics, Inc. a privately-held medical device company.

Mr. Bate received his B.A. in chemistry from Williams College and his M.B.A. from the Wharton School of the University of Pennsylvania.

About Epizyme, Inc.

Epizyme, Inc. is a clinical stage biopharmaceutical company creating personalized therapeutics for patients with genetically defined cancers. Epizyme has built a proprietary product platform that the company uses to create small molecule inhibitors of a 96-member class of enzymes known as histone methyltransferases, or HMTs. HMTs are part of the system of gene regulation, referred to as epigenetics, that controls gene expression. Genetic alterations can result in changes to the activity of HMTs, making them oncogenic (cancer-causing). By focusing on the genetic drivers of cancers, Epizyme’s targeted science seeks to match the right medicines with the right patients for a personalized approach to cancer treatment.

For more information, visit www.epizyme.com and connect with us on Twitter at @EpizymeRx.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Epizyme, Inc. and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation of future clinical studies or expansion of ongoing clinical studies, whether results of preclinical studies or early clinical studies such as the clinical data reported in this release will be indicative of the results of future trials; expectations for regulatory approvals, development progress of the Company’s companion diagnostics, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates or companion diagnostics and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission in November 2014. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Media/Investors:

Manisha Pai

Epizyme, Inc.

617.229.7560

mpai@epizyme.com